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                                                                    Exhibit 10.2

[PREMCOR LOGO APPEARS HERE]
                                                              Thomas D. O'Malley
                                              Chairman & Chief Executive Officer
                                              1700 East Putnam Avenue, Suite 500
                                                        Old Greenwich, CT  06870
                                                 telephone:   (001) 203.698.7501
                                                 facsimile:   (001) 203.637-4866



January 22, 2003

[Executive's Name]
[Address]
[Address]

Dear [Executive's Name]:

On [execution date] you executed an Employment Agreement ("Agreement") with the Company that provided that you would receive an annual grant of stock options under terms defined in the Agreement.

Management and the Company's Board of Directors has determined that it is desirable to modify the terms for the year 2003 only of the grant of stock options. Under these new terms, during the month of January of the year 2003, you will receive a grant of options to purchase [See Schedule A attached hereto] shares of Company common stock at an exercise price per share equal to Fair Market Value (as defined in the Plan) on the date of grant (the "Annual Options"). Subject to your continued employment with the Company, such Annual Options will vest in equal installments on each of the first five anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control of the Company. Other terms and conditions of the Annual Options shall be as set forth your Agreement, in the Plan, and an option agreement between you and the Company. If the Company should, prior to any Annual Option grant, be involved in any merger, reorganization, stock split or spinoff or other similar event, the number of shares subject to the Annual Options yet to be granted, as provided above, shall be adjusted on a pro rata basis.

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Your acceptance of this letter shall serve as your consent to the change in terms with respect to your Annual Options. This letter shall also serve as a waiver by you of the change in terms of your Annual Options as a purported breach of your employment agreement.

Please execute one copy of this letter and return it to James R. Voss, Senior Vice President and Chief Administrative Officer.

Sincerely,

/s/ Thomas D. O'Malley

Thomas D. O'Malley



Agreed and Accepted:


                                              Date:
--------------------------------------------        ----------------------------
[Name]

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                                   Schedule A

Number of Options
-----------------

Michael D. Gayda           40,000
William E. Hantke          40,000
James R. Voss              40,000
Joseph D. Watson           40,000
Henry M. Kuchta            75,000